Exhibit 10.56

Named Executive Officer Compensation Information

The following table sets forth the annual base salaries for 2008 and 2009 for the “named executive officers” (as defined under applicable securities laws) of Seattle Genetics, Inc. (the “Company”). The table below also sets forth the bonuses awarded to the Company’s named executive officers for the 2008 fiscal year under the Company’s 2008 Senior Executive Annual Bonus Plan. The 2009 target bonuses (based on a percentage of base salary) for the Company’s named executive officers under the Company’s 2009 Senior Executive Annual Bonus Plan are also set forth in the table below.

Name and Title	2008 Base Salary	2008 Bonus	2009 Base Salary	2009 Target Bonus Percentage
Clay B. Siegall, Ph.D. President & Chief Executive Officer	$575,000	$359,375	$602,350	50%
Todd E. Simpson Chief Financial Officer	$306,200	$140,852	$313,900	40%
Eric L. Dobmeier Chief Business Officer	$354,550	$174,439	$370,550	40%
Thomas C. Reynolds Chief Medical Officer	$352,050	$178,841	$369,700	40%
Morris Rosenberg Executive Vice President, Development	$300,050	$110,718	$318,300	35%

Director Compensation Information

Please see the section entitled “Director Compensation” in the Company’s 2008 definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 16, 2008, for a description of the compensation provided to members of the Company’s Board of Directors.